Exhibit (16)1. Letter Re: Change in certifying accountants


February 25, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 25, 1998 of Systems Communications, Inc. and are in agreement with the statements contained in the first three paragraphs. We have no basis to agree or disagree with other statements of the registrant contained therin.


                                   /s/ Ernst & Young LLP
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